Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of SG Blocks, Inc. of our report dated April 15, 2021 relating to the consolidated financial statements of SG Blocks, Inc., which appears in SG Blocks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Whitley Penn LLP

Dallas, Texas

November 18, 2021